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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report         (Date of earliest event reported)
       March 14, 2002                (February 28, 2002)



                         CSG SYSTEMS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                  0-27512                47-0783182
(State or other jurisdiction      (Commission            (IRS Employer
      of incorporation)           File Number)         Identification No.)


                        7887 East Belleview, Suite 1000
                            Englewood, Colorado 80111
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (303) 796-2850
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Item 2.  Acquisition or Disposition of Assets

         On December 21, 2001, CSG Systems International, Inc. (the "Company") reached an agreement to acquire the billing and customer care assets of Lucent Technologies Inc. ("Lucent"). Lucent's billing and customer care business consists primarily of (i) software products and related consulting services acquired by Lucent when it purchased Kenan Systems Corporation in 1999; (ii) BILLDATS Data Manager mediation software; (iii) software and related technologies developed by Lucent's Bell Laboratories; and (iv) elements of Lucent's sales and marketing organization (collectively, the "Kenan Business"). On February 28, 2002, the Company completed the acquisition (the "Kenan Acquisition").

         The Kenan Business is a global provider of convergent billing and customer care software and services that enable communications service providers to bill their customers for a wide variety of existing and next-generation services, including mobile, Internet, wireline, cable, satellite, and energy and utilities, all on a single invoice. The software supports multiple languages and currencies. The Kenan Business' primary product offerings include: (i) Arbor/BP (a core convergent billing platform); (ii) Arbor/OM (a order management platform); and (iii) BILLDATS Data Manager (a billing mediation software product).

         At closing on February 28, 2002, the aggregate purchase price was approximately $263 million in cash, which may be adjusted based upon the results of an audit of the Kenan Business' net assets as of closing, plus estimated transaction costs of approximately $5 million. The Kenan Acquisition was funded through a $400 million senior secured credit facility (the "Senior Facility") between CSG Systems, Inc., a wholly-owned subsidiary of the Company, and a syndicate of banks, financial institutions and other entities, arranged through BNP Paribas and Lehman Brothers, that closed on February 28, 2002. The proceeds of the Senior Facility will be used (i) to fund the Kenan Acquisition, (ii) pay related fees and expenses, (iii) refinance existing indebtedness and (iv) provide financing for general corporate purposes. The Senior Facility consists of a $100 million, five-year revolving credit facility, a $125 million, five-year Tranche A Term Loan, and a $175 million, six-year Tranche B Term Loan. Upon closing of the Kenan Acquisition, the entire amounts of the Tranche A Term Loan and Tranche B Term Loan were drawn down. The Senior Facility is guaranteed by the Company and each of the Company's direct and indirect domestic subsidiaries.

Item 7.  Financial Statements and Exhibits

(a)      Financial statements of businesses acquired.

         The audited financial statements of the Kenan Business are not included in this Form 8-K report, and will be filed as soon as practicable, but no later than May 14, 2002, by amendment on Form 8-K/A.

(b)      Pro forma financial information.

         Pro forma financial information for the Company reflecting the Kenan Acquisition is not currently available, and will be filed as soon as practicable, but no later than May 14, 2002, by amendment on Form 8-K/A.

(c)      Exhibits.
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         The following exhibits are included:

         2.28 Asset Purchase Agreement by and between Lucent Technologies Inc., as Seller, and CSG Systems International, Inc., as Buyer, dated as of December 21, 2001.

         2.29 Intellectual Property Agreement by and among Lucent Technologies Inc., Lucent Technologies GRL Corporation, Lucent Technologies Ireland Holding Limited and CSG Systems International, Inc., CSG Software, Inc., CSG Technology Limited, effective as of February 28, 2002.

         2.30 Software and Services Master Supply Agreement (North America) by and among Lucent Technologies Inc. and CSG Systems International, Inc. and CSG Software, Inc., dated as of February 28, 2002.

         2.31 Software and Services Master Supply Agreement (International) by and among Lucent Technologies Inc. and CSG Systems International, Inc. and CSG Software, Inc., dated as of February 28, 2002.

         2.32 Amended and Restated Credit Agreement among CSG Systems International, Inc., as Holdings, CSG Systems, Inc., as Borrower, the Lenders from Time to Time Parties Hereto, BNP Paribas, as Administrative Agent, Lehman Commercial Paper Inc., as Syndication Agent, and Credit Lyonnais New York Branch, the Bank of Nova Scotia and Wells Fargo Bank, National Association, as Co-Documentation Agents, dated as of February 28, 2002.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CSG SYSTEMS INTERNATIONAL, INC.

Dated: March 14, 2002                   By: /s/ Randy Wiese
        --------------                      -----------------------------------
                                            Randy Wiese
                                            Vice President and Controller
                                            (Principal Accounting Officer)
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                         CSG SYSTEMS INTERNATIONAL, INC.

                                  Exhibit Index

Exhibit
Number                             Description
------                             -----------

2.28 Asset Purchase Agreement by and between Lucent Technologies Inc., as Seller, and CSG Systems International, Inc., as Buyer, dated as of December 21, 2001.

2.29 Intellectual Property Agreement by and among Lucent Technologies Inc., Lucent Technologies GRL Corporation, Lucent Technologies Ireland Holding Limited and CSG Systems International, Inc., CSG Software, Inc., CSG Technology Limited, effective as of February 28, 2002.

2.30 Software and Services Master Supply Agreement (North America) by and among Lucent Technologies Inc. and CSG Systems International, Inc. and CSG Software, Inc., dated as of February 28, 2002.

2.31 Software and Services Master Supply Agreement (International) by and among Lucent Technologies Inc. and CSG Systems International, Inc. and CSG Software, Inc., dated as of February 28, 2002.

2.32 Amended and Restated Credit Agreement among CSG Systems International, Inc., as Holdings, CSG Systems, Inc., as Borrower, the Lenders from Time to Time Parties Hereto, BNP Paribas, as Administrative Agent, Lehman Commercial Paper Inc., as Syndication Agent, and Credit Lyonnais New York Branch, the Bank of Nova Scotia and Wells Fargo Bank, National Association, as Co-Documentation Agents, dated as of February 28, 2002.